Exhibit 20.1

Creation Date Fri Feb  6, 1998  05:30 PM                            Page    1
CMB95B

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 27 Beginning Date                     01/01/1998
Due Period 27 End Date                           01/31/1998
Determination Date                               02/10/1998
Remittance Date                                  02/17/1998


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 17.9403919608

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 1.3847416294

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 351,105.51
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.2347019744

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 4,188,427.41
      B. From Current Period                                     $ 3,917,174.25
      C. Change in Amount Between Periods (Lines B - A)           $ -271,253.16

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 394,488,440.67
      B. Initial Certificate Balance                         $ 1,495,963,171.74
      C. Pool Factor (Lines A / B)                               0.263701973499

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 21,066,330.32
      B. Available Cash Collateral Amount Percentage            5.000000000831%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 21,066,330.32
      B. For the Next Collection Period                         $ 19,724,422.03